Exhibit 99.1

Magnolia Solar Corporation Announces Appointment of a World Renowned Expert in Nanotechnology for Energy Harvesting to the Technical Advisory Board

WOBURN, MA and Albany, NY- Magnolia Solar Corporation (OTC: MGLT) ("Magnolia Solar"), announced today that Professor Zhong Lin (Z. L.) Wang, Distinguished Professor and Director, Center for Nanostructure Characterization at Georgia Tech has joined its Technical Advisory Board (TAB). Professor Wang is a world-renowned expert in nanostructure growth and characterization of semiconductor materials and devices for Energy harvesting technology.

Professor Wang has done pioneering work on Zinc Oxide (ZnO), Zinc Sulphide (ZnS) and related materials based nanostructures, i.e. nanowires and nanorods growth technology, growth demonstration and pioneering work in its applications for Energy harvesting technology and other optical sensor applications. His Pioneering work in Nanogenerators for Energy harvesting has been recognized worldwide as one of the 10 most impacting technology for the next 10-30 years by MIT Technology Review, New Scientist and other International publications. He is an inventor or co-inventor of many U.S. patents and has authored or co-authored more than 650 publications, many of which were published in some of the most prestigious journals. Amongst many other high honors, Professor Wang is a Fellow of the American Physical Society (APS) and American Association of Advancement of Science (AAAS).

Dr. Ashok K. Sood, President and CEO of Magnolia Solar Corporation, stated, "We’re delighted to have Professor Wang join our technical advisory board at this time. Magnolia has several Government-funded programs in process right now and we’ll use professor Wangs expertise in nanostructure materials, growth technology and innovative concepts to help us accelerate the development of the critical technologies required to produce Magnolia’s high efficiency third generation solar cells. Professor Wang will also be advising us on the development of our intellectual property portfolio and in the patent filing process. Programs that Magnolia will be spending considerable effort on during the remainder of this year and throughout 2011.”

About Magnolia Solar Corporation:

Based in Woburn, MA and Albany, NY, Magnolia is developing solar cell technology that it believes will cover the ultraviolet, visible, and infrared part of the solar spectrum. Management believes that this innovative nano-based thin-film solar cell technology will enhance the solar cell performance while lowering per-watt cost. Magnolia Solar plans to use its technology to bring the cost of the solar power to less than one dollar per watt and seeks to become a key player in the solar power market. The emphasis for the next generation solar cells is to develop nano-technology based processes that can be grown on low cost materials such as glass and polymers.

Management believes that this technology has the ability to capture a larger part of the solar spectrum to produce high efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase the solar cell's efficiency, thereby reducing the cost per watt. Magnolia intends to become a highly competitive, low cost provider of terrestrial photovoltaic cells that can be used in both civilian and military applications. For more information, please visit www.MagnoliaSolar.com.

Forward-Looking Statements: This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For more information contact:

Hanover Financial Services
Ronald J. Blekicki
info@hanoverfinancialservices.com
303-494-3617